EXHIBIT 11
                             RHONE-POULENC RORER INC. AND SUBSIDIARIES
                              Computation of Earnings Per Common Share
             (Unaudited-dollars and shares in millions except per share data)



                                                        Three Months Ended
                                                           September 30,
                                                 -----------------------------
                                                       1994          1993
                                                 -----------------------------
Net income per common share as reported:

Net income before preferred dividend             $  107.4       $   75.0

Less: Dividend on preferred stock                    (4.9)          (4.0)
                                                 ------------------------------
Net income available to common shareholders
                                                 $  102.5       $   71.0
                                                 ==============================
Average shares outstanding
                                                    134.8          138.3
                                                ==============================
Net income available to common
shareholders per share                           $     .76      $     .51
                                                ==============================

Net income per common share assuming full dilution:

Net income before preferred dividend             $  107.4       $   75.0

Less: Dividend on preferred stock                    (4.9)          (4.0)
                                                -----------------------------
Net income available to common shareholders      $  102.5       $   71.0
                                                =============================

Average shares outstanding                          134.8          138.3

Shares contingently issuable for stock plan            .4             .8
                                                -----------------------------
Average shares outstanding, assuming full
dilution                                            135.2          139.1
                                               =============================
Net income available to common shareholders per
share, assuming full dilution                    $     .76      $     .51
                                               =============================

This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.



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                                                                  EXHIBIT 11
                         RHONE-POULENC RORER INC. AND SUBSIDIARIES
                          Computation of Earnings Per Common Share
           (Unaudited-dollars and shares in millions except per share data)

                                                  Nine Months Ended
                                                             September 30,
                                                     ------------------------
                                                           1994        1993
                                                    ------------------------
Net income per common share as reported:

Net income before preferred dividend                  $   182.6    $  293.0

Less: Dividend on preferred stock                         (13.8)       (8.2)
                                                    -------------------------
Net income available to common shareholders           $   168.8    $  284.8
                                                    =========================
Average shares outstanding                                135.6       138.3
                                                    =========================
Net income available to common shareholders per share $     1.25   $    2.06
                                                    =========================


Net income per common share assuming full dilution:

Net income before preferred dividend                  $   182.6    $  293.0

Less: Dividend on preferred stock                         (13.8)       (8.2)
                                                    -------------------------
Net income available to common shareholders,
assuming full dilution                                $   168.8    $  284.8
                                                    =========================

Average shares outstanding                                135.6       138.3

Shares contingently issuable for stock plan                  .5          .9
                                                    -------------------------
Average shares outstanding, assuming full dilution        136.1       139.2
                                                    =========================
Net income available to common shareholders per
share, assuming full dilution                         $     1.24   $    2.05
                                                    =========================



This calculation is submitted in accordance with the regulations of the Securities and Exchange Commission although not required by APB Opinion No. 15 because it results in dilution of less than 3%.










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